Exhibit 99.B(i)(19)

EXHIBIT I19

August 15, 2007

SSgA Funds

909 A Street

Tacoma, WA  98402

Ladies and Gentlemen:

As counsel to SSgA Funds (the “Trust”), a voluntary association with transferable shares under Chapter 182 of the Massachusetts General Laws, commonly referred to as a “Massachusetts business trust”, we have been asked to render our opinion in connection with the issuance of an unlimited number of shares of beneficial interest, $.001 par value, of the Trust (the “Shares”) representing interests in SSgA Core Edge Equity Fund, a portfolio series of the Trust (the “Fund”), as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 97 (the “Amendment”) to the Trust’s Registration Statement on Form N-1A (Registration No. 33-19229) filed with the Securities and Exchange Commission.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion expressed below.  We have relied, without independent verification, on a certificate of the Secretary of the Commonwealth of Massachusetts and, as to matters of fact material to the opinion set forth below, on a Certificate of an officer of the Trust.  In addition, we have assumed that the Shares will be issued for such consideration as set forth from time to time in the prospectus for the Fund and that ownership of the shares will be duly recorded in the books of the Trust.

Based upon the foregoing, we are of the opinion that the Shares, when issued, will be legally issued, fully-paid and non-assessable by the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the reference to this firm as legal counsel for the Trust in the Statement of Additional Information contained in the Amendment.  This consent shall not constitute an acknowledgement that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

GOODWIN PROCTER LLP

PHN/ses